Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Ed Sweeney 646.231.0268

BlackRock Reports Full Year 2023 Diluted EPS of $36.51, or $37.77 as adjusted

Fourth Quarter 2023 Diluted EPS of $9.15, or $9.66 as adjusted

BlackRock Announces Agreement to Acquire Global Infrastructure Partners (“GIP”) – Creating a World Leading Infrastructure Investment Platform

New York, January 12, 2024 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months and year ended December 31, 2023.

BlackRock’s acquisition of GIP will create a combined infrastructure platform of over $150 billion*, well positioned to meet fast-growing investor demand

$10 trillion in AUM following $289 billion of full year net inflows, including $96 billion in the fourth quarter

Flat full year revenue primarily driven by the negative impact of markets on average AUM, partially offset by higher technology services revenue

Restructuring charge of $61 million from initiative to reorganize specific platforms, primarily Aladdin and illiquid alternative investments, to stay ahead of client needs, excluded from as adjusted results

2% decrease in full year operating income

7% increase in full year diluted EPS also reflects significantly higher nonoperating income, partially offset by a higher effective tax rate in the current year

$4.5 billion returned to shareholders in 2023, including $1.5 billion of share repurchases

2% increase in quarterly cash dividend to $5.10 per share approved by Board of Directors

Laurence D. Fink, Chairman and CEO:

“BlackRock delivered differentiated organic growth and operating margin through historically challenging market and industry conditions in 2022 and 2023. As we’ve seen before, when investors were ready to put money back to work, they did it with BlackRock. Clients entrusted us with $289 billion of net inflows in 2023, including $96 billion in the fourth quarter. We enter 2024 with strong momentum – $10 trillion in AUM, accelerating flows, and an organization positioned for the future.

“Today, we are announcing two transformational changes in anticipation of the evolution we see ahead for asset management and the capital markets. The strategic re-architecture of our organization will simplify and improve how we work and deliver for clients. And our acquisition of GIP will propel our leadership in the fast-growing market for hard-asset infrastructure.

“Our clients’ needs have been our compass. Listening to them and applying that to our vision for the future of our industry drove our innovation in Aladdin, and how we led a revolution that made iShares ETFs ubiquitous.

“We always viewed ETFs as a technology, a technology that facilitated investing. And just as our Aladdin technology has become core to asset management, so too have ETFs. That’s why we believe embedding our ETF and Index business across the entire firm will accelerate the growth of iShares and every investment strategy at BlackRock.

“The combination of BlackRock infrastructure with GIP will make us the second largest private markets infrastructure manager with over $150 billion in total AUM, providing clients – especially those saving for retirement – with the high-coupon, inflation-protected, long-duration investments they need.

“We are incredibly excited about this next chapter in BlackRock’s history. This ambitious transformation of our firm positions us better than ever. Our clients, shareholders and employees will be its biggest beneficiaries.”

FINANCIAL RESULTS					NET FLOW HIGHLIGHTS(1)
(in millions,	Q4	Q4	Full Year			Q4	Full Year
except per share data)	2023	2022	2023	2022	(in billions)	2023	2023
AUM	$10,008,995	$8,594,485	$10,008,995	$8,594,485	Long-term net flows:	$63	$209
% change	16%		16%
Average AUM	$9,384,929	$8,417,215	$9,220,700	$8,948,570	By region:
% change	11%		3%		Americas	$54	$138
Total net flows	$95,647	$113,725	$288,695	$306,570	EMEA	8	27
					APAC	1	44
GAAP basis:
Revenue	$4,631	$4,337	$17,859	$17,873	By client type:
% change	7%		-%
Operating income	$1,585	$1,427	$6,275	$6,385	Retail:	$(9)	$(8)
% change	11%		(2)%		US	(6)	(5)
Operating margin	34.2%	32.9%	35.1%	35.7%	International	(3)	(4)
Net income(1)	$1,375	$1,259	$5,502	$5,178
% change	9%		6%		ETFs:	$88	$186
Diluted EPS	$9.15	$8.29	$36.51	$33.97	Core equity	32	83
% change	10%		7%		Strategic	28	104
Weighted-average diluted shares	150.2	151.8	150.7	152.4	Precision	28	(1)
% change	(1)%		(1)%
					Institutional:	$(16)	$32
As Adjusted(2):					Active	8	87
Operating income	$1,716	$1,577	$6,593	$6,711	Index	(24)	(55)
% change	9%		(2)%
Operating margin	41.6%	41.2%	41.7%	42.8%
Net income(1)	$1,451	$1,356	$5,692	$5,391	Cash management net flows	$33	$79
% change	7%		6%
Diluted EPS	$9.66	$8.93	$37.77	$35.36
% change	8%		7%		Total net flows	$96	$289
_________________________					_________________________

(1)   Net income represents net income attributable to BlackRock, Inc.
(2)   See pages 10 through 12 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

					(1) Totals may not add due to rounding.

* Combined infrastructure platform represents client assets (AUM and non-fee paying committed capital) of BlackRock and GIP as of December 31, 2023 and September 30, 2023, respectively.

BUSINESS RESULTS

					Q4 2023
			Q4 2023		Base fees(1)
			Base fees(1)	December 31, 2023	and securities
	Q4 2023	December 31, 2023	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$(8,959)	$929,697	$993	9%	28%
ETFs	87,721	3,499,299	1,458	35%	40%
Institutional:
Active	7,511	1,912,673	691	19%	19%
Index	(23,576)	2,902,489	223	29%	6%
Total institutional	(16,065)	4,815,162	914	48%	25%
Long-term	62,697	9,244,158	3,365	92%	93%
Cash management	32,950	764,837	240	8%	7%
Total	$95,647	$10,008,995	$3,605	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$(5,762)	$2,621,178	$1,631	26%	45%
Index and ETFs	68,459	6,622,980	1,734	66%	48%
Long-term	62,697	9,244,158	3,365	92%	93%
Cash management	32,950	764,837	240	8%	7%
Total	$95,647	$10,008,995	$3,605	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$34,086	$5,293,344	$1,769	52%	49%
Fixed income	32,180	2,804,026	864	28%	24%
Multi-asset	(1,051)	870,804	299	9%	8%
Alternatives:
Illiquid alternatives	3,561	136,909	251	1%	7%
Liquid alternatives	(3,289)	74,233	138	1%	4%
Currency and commodities	(2,790)	64,842	44	1%	1%
Total Alternatives	(2,518)	275,984	433	3%	12%
Long-term	62,697	9,244,158	3,365	92%	93%
Cash management	32,950	764,837	240	8%	7%
Total	$95,647	$10,008,995	$3,605	100%	100%

(1)
Base fees include investment advisory and administration fees.

INVESTMENT PERFORMANCE AT December 31, 2023(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	84%	78%	92%
Tax-exempt	75%	61%	45%
Index AUM within or above applicable tolerance	98%	97%	97%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	69%	47%	87%
Systematic	87%	83%	89%
Index AUM within or above applicable tolerance	96%	99%	100%

(1)
Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 14 for performance disclosure detail.

CAPITAL MANAGEMENT

BlackRock's Board of Directors approved a 2% increase in the quarterly cash dividend to $5.10 per share, payable March 22, 2024, to shareholders of record at the close of business on March 7, 2024.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Martin S. Small, will host a teleconference call for investors and analysts on Friday, January 12, 2024 at 7:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (313) 209-4913, or from outside the United States, (866) 400-0049, shortly before 7:30 a.m. and reference the BlackRock Conference Call (ID Number 3392098). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 10:30 a.m. (Eastern Time) on Friday, January 12, 2024. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	December 31,				September 30,
	2023	2022	Change		2023	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$3,448	$3,260	$188		$3,514	$(66)
Securities lending revenue	157	139	18		167	(10)
Total investment advisory, administration fees and securities lending revenue	3,605	3,399	206		3,681	(76)
Investment advisory performance fees	311	228	83		70	241
Technology services revenue	379	353	26		407	(28)
Distribution fees	303	314	(11)		321	(18)
Advisory and other revenue	33	43	(10)		43	(10)
Total revenue	4,631	4,337	294		4,522	109

Expense
Employee compensation and benefits	1,503	1,430	73		1,420	83
Distribution and servicing costs	502	497	5		526	(24)
Direct fund expense	318	275	43		354	(36)
General and administration expense	624	580	44		546	78
Restructuring charge	61	91	(30)		-	61
Amortization of intangible assets	38	37	1		39	(1)
Total expense	3,046	2,910	136		2,885	161

Operating income	1,585	1,427	158		1,637	(52)

Nonoperating income (expense)
Net gain (loss) on investments	265	207	58		114	151
Interest and dividend income	159	72	87		139	20
Interest expense	(82)	(54)	(28)		(82)	-
Total nonoperating income (expense)	342	225	117		171	171

Income before income taxes	1,927	1,652	275		1,808	119
Income tax expense	438	345	93		213	225
Net income	1,489	1,307	182		1,595	(106)
Less:
Net income (loss) attributable to noncontrolling interests	114	48	66		(9)	123
Net income attributable to BlackRock, Inc.	$1,375	$1,259	$116		$1,604	$(229)

Weighted-average common shares outstanding
Basic	148.7	150.0	(1.4)		149.2	(0.5)
Diluted	150.2	151.8	(1.6)		150.5	(0.3)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$9.25	$8.39	$0.86		$10.75	$(1.50)
Diluted	$9.15	$8.29	$0.86		$10.66	$(1.51)
Cash dividends declared and paid per share	$5.00	$4.88	$0.12		$5.00	$-

Supplemental information:

AUM (end of period)	$10,008,995	$8,594,485	$1,414,510		$9,100,825	$908,170
Shares outstanding (end of period)	148.5	149.8	(1.3)		148.9	(0.4)
GAAP:
Operating margin	34.2%	32.9%	130	bps	36.2%	(200)	bps
Effective tax rate	24.2%	21.5%	270	bps	11.7%	1,250	bps
As adjusted:
Operating income (1)	$1,716	$1,577	$139		$1,691	$25
Operating margin (1)	41.6%	41.2%	40	bps	42.3%	(70)	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$199	$177	$22		$184	$15
Net income attributable to BlackRock, Inc. (3)	$1,451	$1,356	$95		$1,642	$(191)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$9.66	$8.93	$0.73		$10.91	$(1.25)
Effective tax rate	24.2%	22.7%	150	bps	12.4%	1,180	bps

See pages 10 through 12 for the reconciliation to accounting principles generally accepted in the United States ('GAAP") and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

	Year Ended
	December 31,
	2023	2022	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$13,724	$13,852	$(128)
Securities lending revenue	675	599	76
Total investment advisory, administration fees and securities lending revenue	14,399	14,451	(52)
Investment advisory performance fees	554	514	40
Technology services revenue	1,485	1,364	121
Distribution fees	1,262	1,381	(119)
Advisory and other revenue	159	163	(4)
Total revenue	17,859	17,873	(14)

Expense
Employee compensation and benefits	5,779	5,681	98
Distribution and servicing costs	2,051	2,179	(128)
Direct fund expense	1,331	1,226	105
General and administration expense	2,211	2,160	51
Restructuring charge	61	91	(30)
Amortization of intangible assets	151	151	-
Total expense	11,584	11,488	96

Operating income	6,275	6,385	(110)

Nonoperating income (expense)
Net gain (loss) on investments	699	(35)	734
Interest and dividend income	473	152	321
Interest expense	(292)	(212)	(80)
Total nonoperating income (expense)	880	(95)	975

Income before income taxes	7,155	6,290	865
Income tax expense	1,479	1,296	183
Net income	5,676	4,994	682
Less:
Net income (loss) attributable to noncontrolling interests	174	(184)	358
Net income attributable to BlackRock, Inc.	$5,502	$5,178	$324

Weighted-average common shares outstanding
Basic	149.3	150.9	(1.6)
Diluted	150.7	152.4	(1.7)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$36.85	$34.31	$2.54
Diluted	$36.51	$33.97	$2.54
Cash dividends declared and paid per share	$20.00	$19.52	$0.48

Supplemental information:

AUM (end of period)	$10,008,995	$8,594,485	$1,414,510
Shares outstanding (end of period)	148.5	149.8	(1.3)
GAAP:
Operating margin	35.1%	35.7%	(60)	bps
Effective tax rate	21.2%	20.0%	120	bps
As adjusted:
Operating income (1)	$6,593	$6,711	$(118)
Operating margin (1)	41.7%	42.8%	(110)	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$648	$89	$559
Net income attributable to BlackRock, Inc. (3)	$5,692	$5,391	$301
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$37.77	$35.36	$2.41
Effective tax rate	21.4%	20.7%	70	bps

See pages 10 through 12 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	September 30,	inflows	Market		December 31,
	2023	(outflows)	change	FX impact(1)	2023	Average AUM(2)
Retail:
Equity	$396,030	$(370)	$36,080	$3,994	$435,734	$407,368
Fixed income	300,232	(6,552)	16,437	2,682	312,799	303,171
Multi-asset	129,177	(33)	9,904	489	139,537	131,663
Alternatives	43,001	(2,004)	303	327	41,627	42,041
Retail subtotal	868,440	(8,959)	62,724	7,492	929,697	884,243
ETFs:
Equity	2,234,275	58,211	230,034	10,111	2,532,631	2,329,035
Fixed income	818,744	31,225	43,359	5,075	898,403	849,776
Multi-asset	7,716	746	614	64	9,140	8,251
Alternatives	57,674	(2,461)	3,829	83	59,125	59,058
ETFs subtotal	3,118,409	87,721	277,836	15,333	3,499,299	3,246,120
Institutional:
Active:
Equity	167,917	704	14,966	3,101	186,688	174,135
Fixed income	771,581	6,012	52,739	6,491	836,823	792,981
Multi-asset	646,993	(1,244)	62,463	8,970	717,182	667,841
Alternatives	166,771	2,039	1,239	1,931	171,980	168,608
Active subtotal	1,753,262	7,511	131,407	20,493	1,912,673	1,803,565
Index:
Equity	1,943,069	(24,459)	190,759	28,922	2,138,291	1,998,882
Fixed income	685,648	1,495	46,049	22,809	756,001	709,186
Multi-asset	4,986	(520)	437	42	4,945	4,747
Alternatives	3,330	(92)	(15)	29	3,252	3,307
Index subtotal	2,637,033	(23,576)	237,230	51,802	2,902,489	2,716,122
Institutional subtotal	4,390,295	(16,065)	368,637	72,295	4,815,162	4,519,687
Long-term	8,377,144	62,697	709,197	95,120	9,244,158	8,650,050
Cash management	723,681	32,950	2,770	5,436	764,837	734,879
Total	$9,100,825	$95,647	$711,967	$100,556	$10,008,995	$9,384,929
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	September 30,	inflows	Market		December 31,
	2023	(outflows)	change	FX impact(1)	2023	Average AUM(2)
Active:
Equity	$393,690	$(5,489)	$34,238	$5,009	$427,448	$402,817
Fixed income	1,046,705	970	67,480	8,267	1,123,422	1,070,626
Multi-asset	776,158	(1,278)	72,367	9,458	856,705	799,493
Alternatives	209,769	35	1,542	2,257	213,603	210,648
Active subtotal	2,426,322	(5,762)	175,627	24,991	2,621,178	2,483,584
Index and ETFs:
ETFs:
Equity	2,234,275	58,211	230,034	10,111	2,532,631	2,329,035
Fixed income	818,744	31,225	43,359	5,075	898,403	849,776
Multi-asset	7,716	746	614	64	9,140	8,251
Alternatives	57,674	(2,461)	3,829	83	59,125	59,058
ETFs subtotal	3,118,409	87,721	277,836	15,333	3,499,299	3,246,120
Non-ETF Index:
Equity	2,113,326	(18,636)	207,567	31,008	2,333,265	2,177,568
Fixed income	710,756	(15)	47,745	23,715	782,201	734,712
Multi-asset	4,998	(519)	437	43	4,959	4,758
Alternatives	3,333	(92)	(15)	30	3,256	3,308
Non-ETF Index subtotal	2,832,413	(19,262)	255,734	54,796	3,123,681	2,920,346
Index and ETFs subtotal	5,950,822	68,459	533,570	70,129	6,622,980	6,166,466
Long-term	$8,377,144	$62,697	$709,197	$95,120	$9,244,158	$8,650,050
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	September 30,	inflows	Market		December 31,
	2023	(outflows)	change	FX impact(1)	2023	Average AUM(2)
Equity	$4,741,291	$34,086	$471,839	$46,128	$5,293,344	$4,909,420
Fixed income	2,576,205	32,180	158,584	37,057	2,804,026	2,655,114
Multi-asset	788,872	(1,051)	73,418	9,565	870,804	812,502
Alternatives:
Illiquid alternatives	131,937	3,561	(205)	1,616	136,909	133,889
Liquid alternatives	75,139	(3,289)	1,805	578	74,233	74,188
Currency and commodities(3)	63,700	(2,790)	3,756	176	64,842	64,937
Alternatives subtotal	270,776	(2,518)	5,356	2,370	275,984	273,014
Long-term	$8,377,144	$62,697	$709,197	$95,120	$9,244,158	$8,650,050

(1)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)
Amounts include commodity ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		December 31,
	2022	(outflows)	Acquisition(1)	change	FX impact(2)	2023	Average AUM(3)
Retail:
Equity	$370,612	$2,810	$-	$58,248	$4,064	$435,734	$403,530
Fixed income	299,114	(2,471)	-	11,821	4,335	312,799	306,232
Multi-asset	125,168	(236)	-	14,022	583	139,537	131,236
Alternatives	48,581	(8,576)	-	1,286	336	41,627	45,319
Retail subtotal	843,475	(8,473)	-	85,377	9,318	929,697	886,317
ETFs:
Equity	2,081,742	81,223	-	362,885	6,781	2,532,631	2,262,361
Fixed income	758,093	111,956	-	24,544	3,810	898,403	824,832
Multi-asset	8,875	(746)	-	949	62	9,140	8,024
Alternatives	60,900	(6,491)	-	4,626	90	59,125	61,439
ETFs subtotal	2,909,610	185,942	-	393,004	10,743	3,499,299	3,156,656
Institutional:
Active:
Equity	168,734	(13,301)	-	29,088	2,167	186,688	174,967
Fixed income	774,955	4,714	-	53,538	3,616	836,823	798,832
Multi-asset	544,469	85,665	-	79,644	7,404	717,182	642,051
Alternatives	153,433	10,028	2,177	4,925	1,417	171,980	162,871
Active subtotal	1,641,591	87,106	2,177	167,195	14,604	1,912,673	1,778,721
Index:
Equity	1,814,266	(82,222)	-	401,047	5,200	2,138,291	1,979,704
Fixed income	704,661	28,888	-	17,774	4,678	756,001	713,802
Multi-asset	6,392	(1,896)	-	559	(110)	4,945	5,882
Alternatives	3,296	105	-	(138)	(11)	3,252	3,263
Index subtotal	2,528,615	(55,125)	-	419,242	9,757	2,902,489	2,702,651
Institutional subtotal	4,170,206	31,981	2,177	586,437	24,361	4,815,162	4,481,372
Long-term	7,923,291	209,450	2,177	1,064,818	44,422	9,244,158	8,524,345
Cash management	671,194	79,245	-	8,732	5,666	764,837	696,355
Total	$8,594,485	$288,695	$2,177	$1,073,550	$50,088	$10,008,995	$9,220,700
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows		Market		December 31,
	2022	(outflows)	Acquisition(1)	change	FX impact(2)	2023	Average AUM(3)
Active:
Equity	$392,836	$(26,772)	$-	$57,431	$3,953	$427,448	$409,687
Fixed income	1,053,083	(882)	-	64,203	7,018	1,123,422	1,080,917
Multi-asset	669,629	85,424	-	93,665	7,987	856,705	773,278
Alternatives	202,012	1,451	2,177	6,210	1,753	213,603	208,189
Active subtotal	2,317,560	59,221	2,177	221,509	20,711	2,621,178	2,472,071
Index and ETFs:
ETFs:
Equity	2,081,742	81,223	-	362,885	6,781	2,532,631	2,262,361
Fixed income	758,093	111,956	-	24,544	3,810	898,403	824,832
Multi-asset	8,875	(746)	-	949	62	9,140	8,024
Alternatives	60,900	(6,491)	-	4,626	90	59,125	61,439
ETFs subtotal	2,909,610	185,942	-	393,004	10,743	3,499,299	3,156,656
Non-ETF Index:
Equity	1,960,776	(65,941)	-	430,952	7,478	2,333,265	2,148,514
Fixed income	725,647	32,013	-	18,930	5,611	782,201	737,949
Multi-asset	6,400	(1,891)	-	560	(110)	4,959	5,891
Alternatives	3,298	106	-	(137)	(11)	3,256	3,264
Non-ETF Index subtotal	2,696,121	(35,713)	-	450,305	12,968	3,123,681	2,895,618
Index and ETFs subtotal	5,605,731	150,229	-	843,309	23,711	6,622,980	6,052,274
Long-term	$7,923,291	$209,450	$2,177	$1,064,818	$44,422	$9,244,158	$8,524,345
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows		Market		December 31,
	2022	(outflows)	Acquisition(1)	change	FX impact(2)	2023	Average AUM(3)
Equity	$4,435,354	$(11,490)	$-	$851,268	$18,212	$5,293,344	$4,820,562
Fixed income	2,536,823	143,087	-	107,677	16,439	2,804,026	2,643,698
Multi-asset	684,904	82,787	-	95,174	7,939	870,804	787,193
Alternatives:
Illiquid alternatives	117,751	13,665	2,177	1,885	1,431	136,909	127,655
Liquid alternatives	80,654	(11,370)	-	4,548	401	74,233	77,595
Currency and commodities(4)	67,805	(7,229)	-	4,266	-	64,842	67,642
Alternatives subtotal	266,210	(4,934)	2,177	10,699	1,832	275,984	272,892
Long-term	$7,923,291	$209,450	$2,177	$1,064,818	$44,422	$9,244,158	$8,524,345

(1)
Amounts include AUM attributable to the acquisition of Kreos Capital in August 2023 (the "Kreos Transaction").
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)
Amounts include commodity ETFs.

SUMMARY OF REVENUE

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2023	2022	Change	2023	Change	2023	2022	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$484	$478	$6	$510	$(26)	$2,000	$2,147	$(147)
ETFs	1,102	1,021	81	1,136	(34)	4,418	4,345	73
Non-ETF Index	183	159	24	186	(3)	743	711	32
Equity subtotal	1,769	1,658	111	1,832	(63)	7,161	7,203	(42)
Fixed income:
Active	468	462	6	479	(11)	1,897	1,977	(80)
ETFs	311	283	28	315	(4)	1,230	1,122	108
Non-ETF Index	85	85	-	93	(8)	353	396	(43)
Fixed income subtotal	864	830	34	887	(23)	3,480	3,495	(15)
Multi-asset	299	293	6	308	(9)	1,203	1,299	(96)
Alternatives:
Illiquid alternatives	251	194	57	231	20	889	741	148
Liquid alternatives	138	150	(12)	143	(5)	572	633	(61)
Currency and commodities	44	47	(3)	46	(2)	185	216	(31)
Alternatives subtotal	433	391	42	420	13	1,646	1,590	56
Long-term	3,365	3,172	193	3,447	(82)	13,490	13,587	(97)
Cash management	240	227	13	234	6	909	864	45
Total investment advisory, administration fees and securities lending revenue	3,605	3,399	206	3,681	(76)	14,399	14,451	(52)
Investment advisory performance fees:
Equity	61	36	25	17	44	99	49	50
Fixed income	2	6	(4)	1	1	4	25	(21)
Multi-asset	5	11	(6)	5	-	28	25	3
Alternatives:
Illiquid alternatives	149	115	34	24	125	273	296	(23)
Liquid alternatives	94	60	34	23	71	150	119	31
Alternatives subtotal	243	175	68	47	196	423	415	8
Total investment advisory performance fees	311	228	83	70	241	554	514	40
Technology services revenue	379	353	26	407	(28)	1,485	1,364	121
Distribution fees	303	314	(11)	321	(18)	1,262	1,381	(119)
Advisory and other revenue:
Advisory	15	17	(2)	21	(6)	81	56	25
Other	18	26	(8)	22	(4)	78	107	(29)
Total advisory and other revenue	33	43	(10)	43	(10)	159	163	(4)
Total revenue	$4,631	$4,337	$294	$4,522	$109	$17,859	$17,873	$(14)

Highlights

•
Investment advisory, administration fees and securities lending revenue increased $206 million from the fourth quarter of 2022, primarily driven by the impact of market beta on average AUM, positive organic base fee growth and higher securities lending revenue. Securities lending revenue of $157 million increased from $139 million in the fourth quarter of 2022, primarily reflecting higher spreads.

Investment advisory, administration fees and securities lending revenue decreased $76 million from the third quarter of 2023, primarily driven by the negative impact of market beta on average AUM and lower securities lending revenue. Securities lending revenue of $157 million decreased from $167 million in the third quarter of 2023, primarily reflecting lower spreads.

•
Performance fees increased $83 million from the fourth quarter of 2022 and $241 million from the third quarter of 2023, reflecting higher revenue from alternatives and long-only products.
•
Technology services revenue increased $26 million from the fourth quarter of 2022, reflecting the onboarding of several large clients. Technology services annual contract value (“ACV”)(1) increased 10% from the fourth quarter of 2022.

Technology services revenue decreased $28 million from the third quarter of 2023, reflecting third-quarter renewals of eFront on-premise licenses, for which a majority of the revenue is recognized at the time of renewal.

(1)
See note (4) to the condensed consolidated statements of income and supplemental information on page 12 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2023	2022	Change	2023	Change	2023	2022	Change
Operating expense
Employee compensation and benefits	$1,503	$1,430	$73	$1,420	$83	$5,779	$5,681	$98
Distribution and servicing costs	502	497	5	526	(24)	2,051	2,179	(128)
Direct fund expense	318	275	43	354	(36)	1,331	1,226	105
General and administration expense:
Marketing and promotional	100	100	-	82	18	344	331	13
Occupancy and office related	105	99	6	103	2	418	403	15
Portfolio services	68	71	(3)	65	3	270	280	(10)
Sub-advisory	22	17	5	20	2	81	80	1
Technology	186	151	35	145	41	607	600	7
Professional services	67	51	16	51	16	195	180	15
Communications	11	12	(1)	12	(1)	47	44	3
Foreign exchange remeasurement	(4)	8	(12)	(3)	(1)	(6)	10	(16)
Contingent consideration fair value adjustments	2	1	1	-	2	3	3	-
Product launch costs	-	6	(6)	-	-	-	6	(6)
Other general and administration	67	64	3	71	(4)	252	223	29
Total general and administration expense	624	580	44	546	78	2,211	2,160	51
Restructuring charge	61	91	(30)	-	61	61	91	(30)
Amortization of intangible assets	38	37	1	39	(1)	151	151	-
Total operating expense	$3,046	$2,910	$136	$2,885	$161	$11,584	$11,488	$96

Highlights

•
Employee compensation and benefits expense increased $73 million from the fourth quarter of 2022 and $83 million from the third quarter of 2023, reflecting higher incentive compensation, primarily as a result of higher performance fees, and higher severance.
•
Direct fund expense increased $43 million from the fourth quarter of 2022, primarily reflecting higher average index AUM.

Direct fund expense decreased $36 million from the third quarter of 2023, primarily reflecting lower average index AUM and certain rebates that seasonally occur in the fourth quarter.

•
General and administrative expense increased $44 million from the fourth quarter of 2022, primarily due to higher technology and professional services expenses, partially offset by the impact of foreign exchange remeasurement.

General and administrative expense increased $78 million from the third quarter of 2023, primarily due to higher technology, marketing and promotional and professional services expense.

•
A restructuring charge of $61 million, comprised of severance and compensation expense for accelerated vesting of previously granted deferred compensation awards, was recorded in the fourth quarter of 2023 in connection with initiatives to reorganize specific platforms, primarily Aladdin and alternative investments. The restructuring charge has been excluded from our “as adjusted” financial results. See pages 10 through 12 for the reconciliation to GAAP and notes (1) and (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2023	2022	Change	2023	Change	2023	2022	Change
Nonoperating income (expense), GAAP basis	$342	$225	$117	$171	$171	$880	$(95)	$975
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	114	48	66	(9)	123	174	(184)	358
Nonoperating income (expense), net of NCI	228	177	51	180	48	706	89	617
Less: Hedge gain (loss) on deferred cash compensation plans(1)	29	-	29	(4)	33	58	-	58
Nonoperating income (expense), net of NCI, as adjusted(2)	$199	$177	$22	$184	$15	$648	$89	$559

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2023	2022	Change	2023	Change	2023	2022	Change
Net gain (loss) on investments, net of NCI
Private equity	$68	$66	$2	$91	$(23)	$349	$88	$261
Real assets	2	5	(3)	3	(1)	13	28	(15)
Other alternatives(3)	17	5	12	22	(5)	49	5	44
Other investments(4)	15	44	(29)	46	(31)	66	(201)	267
Hedge gain (loss) on deferred cash compensation plans(1)	29	-	29	(4)	33	58	-	58
Subtotal	131	120	11	158	(27)	535	(80)	615
Other gains (losses)(5)	20	39	(19)	(35)	55	(10)	229	(239)
Total net gain (loss) on investments, net of NCI	151	159	(8)	123	28	525	149	376
Interest and dividend income	159	72	87	139	20	473	152	321
Interest expense	(82)	(54)	(28)	(82)	-	(292)	(212)	(80)
Net interest income (expense)	77	18	59	57	20	181	(60)	241
Nonoperating income (expense), net of NCI	228	177	51	180	48	706	89	617
Less: Hedge gain (loss) on deferred cash compensation plans(1)	29	-	29	(4)	33	58	-	58
Nonoperating income (expense), net of NCI, as adjusted(2)	$199	$177	$22	$184	$15	$648	$89	$559

(1)
Amount relates to the gain (loss) from economically hedging certain BlackRock deferred cash compensation plans.
(2)
Management believes nonoperating income (expense), net of NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP see notes to the condensed consolidated statements of income and supplemental information on pages 10 through 12.
(3)
Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(4)
Amounts primarily include net gains (losses) related to BlackRock's seed investment portfolio, net of impact of certain hedges.
(5)
The amounts for the year ended December 31, 2022, primarily include nonoperating noncash pre-tax gains in connection with the Company's strategic minority investment in iCapital Network, Inc. of approximately $267 million. Additional amounts include noncash pre-tax gains (losses) related to the revaluation of certain other minority investments.

summary of INCOME TAX EXPENSE

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2023	2022	Change	2023	Change	2023	2022	Change
Income tax expense	$438	$345	$93	$213	$225	$1,479	$1,296	$183
Effective tax rate	24.2%	21.5%	270 bps	11.7%	1,250 bps	21.2%	20.0%	120 bps

Highlights

•
Fourth quarter 2022 income tax expense included a $28 million net discrete tax benefit, of which $17 million is associated with the net noncash tax benefit related to the revaluation of certain deferred income tax liabilities.
•
Third quarter 2023 income tax expense included approximately $223 million of discrete tax benefits related to the resolution of certain outstanding tax matters.

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2023	2022	2023	2023	2022
Operating income, GAAP basis	$1,585	$1,427	$1,637	$6,275	$6,385
Non-GAAP expense adjustments:
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans (a)	28	-	(3)	57	-
Amortization of intangible assets (b)	38	37	39	151	151
Acquisition-related compensation costs (b)	2	6	6	17	24
Acquisition-related transaction costs (b)(1)	-	-	4	7	-
Contingent consideration fair value adjustments (b)	2	1	-	3	3
Lease costs - New York (c)	-	15	-	14	57
Restructuring charge (d)	61	91	-	61	91
Reduction of indemnification asset (e)(1)	-	-	8	8	-
Operating income, as adjusted (1)	1,716	1,577	1,691	6,593	6,711
Product launch costs and commissions	-	6	-	-	6
Operating income used for operating margin measurement	$1,716	$1,583	$1,691	$6,593	$6,717
Revenue, GAAP basis	$4,631	$4,337	$4,522	$17,859	$17,873
Non-GAAP adjustments:
Distribution fees	(303)	(314)	(321)	(1,262)	(1,381)
Investment advisory fees	(199)	(183)	(205)	(789)	(798)
Revenue used for operating margin measurement	$4,129	$3,840	$3,996	$15,808	$15,694
Operating margin, GAAP basis	34.2%	32.9%	36.2%	35.1%	35.7%
Operating margin, as adjusted (1)	41.6%	41.2%	42.3%	41.7%	42.8%

(1)
Amounts included within general and administration expense.

See note (1) to the condensed consolidated statements of income and supplemental information on pages 11 and 12 for more information on as adjusted items.

RECONCILIATION OF GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2023	2022	2023	2023	2022
Nonoperating income (expense), GAAP basis	$342	$225	$171	$880	$(95)
Less: Net income (loss) attributable to NCI	114	48	(9)	174	(184)
Nonoperating income (expense), net of NCI	228	177	180	706	89
Less: Hedge gain (loss) on deferred cash compensation plans (a)	29	-	(4)	58	-
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$199	$177	$184	$648	$89

See notes (1) and (2) to the condensed consolidated statements of income and supplemental information on pages 11 and 12 for more information on as adjusted items.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions, except per share data), (unaudited)	2023	2022	2023	2023	2022
Net income attributable to BlackRock, Inc., GAAP basis	$1,375	$1,259	$1,604	$5,502	$5,178
Non-GAAP adjustments(1):
Net impact of hedged deferred cash compensation plans (a)	(1)	-	1	(1)	-
Amortization of intangible assets (b)	28	27	30	114	114
Acquisition-related compensation costs (b)	1	5	4	12	19
Acquisition-related transaction costs (b)	-	-	3	5	-
Contingent consideration fair value adjustments (b)	2	1	-	3	3
Lease costs - New York (c)	-	12	-	11	43
Restructuring charge (d)	46	69	-	46	69
Income tax matters	-	(17)	-	-	(35)
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,451	$1,356	$1,642	$5,692	$5,391
Diluted weighted-average common shares outstanding	150.2	151.8	150.5	150.7	152.4
Diluted earnings per common share, GAAP basis	$9.15	$8.29	$10.66	$36.51	$33.97
Diluted earnings per common share, as adjusted (3)	$9.66	$8.93	$10.91	$37.77	$35.36

(1)
Non-GAAP adjustments, excluding income tax matters, are net of tax.

See note (3) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with GAAP; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP financial measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Computations and reconciliations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•
Operating income, as adjusted, includes the following non-GAAP expense adjustments:
(a)
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans. Beginning in the first quarter of 2023, the Company updated its definition of operating income, as adjusted, to exclude compensation expense related to the market valuation changes on certain deferred cash compensation plans, which the Company began hedging economically in 2023. For these deferred cash compensation plans, the final value of the deferred amount to be distributed to employees in cash upon vesting is determined based on the returns on specified investment funds. The Company recognizes compensation expense for the appreciation (depreciation) of the deferred cash compensation liability in proportion to the vested amount of the award during a respective period, while the gain (loss) to economically hedge these plans is immediately recognized in nonoperating income (expense), which creates a timing difference impacting net income. This timing difference will reverse and offset to zero over the life of the award at the end of the multi-year vesting period. Management believes excluding market valuation changes related to the deferred cash compensation plans in the calculation of operating income, as adjusted, provides useful disclosure to both management and investors of the Company’s financial performance over time as these amounts are economically hedged, while also increasing comparability with other companies.
(b)
Acquisition related costs. Acquisition related costs include adjustments related to amortization of intangible assets, other acquisition-related costs, including compensation costs for nonrecurring retention-related deferred compensation, and contingent consideration fair value adjustments incurred in connection with certain acquisitions. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies.
(c)
Lease costs – New York. In 2022 and 2023, the Company continued to recognize lease expense within general and administration expense for both its current headquarters located at 50 Hudson Yards in New York and prior headquarters until the Company's lease on its prior headquarters expired in April 2023. The Company began lease payments related to its current headquarters in May 2023, but began recording lease expense in August 2021 when it obtained access to the building to begin its tenant improvements. Prior to the Company’s move to its current headquarters in February 2023, the impact of lease costs related to 50 Hudson Yards was excluded from operating income, as adjusted. In February 2023, the Company completed the majority of its move to 50 Hudson Yards and no longer excluded the impact of these lease costs. Subsequently, from February 2023 through April 2023, the Company excluded the impact of lease costs related to the Company's prior headquarters. Management believes excluding the impact of these respective New York lease costs (“Lease costs – New York”) when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.

(d)
Restructuring charge. In the fourth quarter of 2023, the Company recorded a restructuring charge, comprised of severance and compensation expense for accelerated vesting of previously granted deferred compensation awards, in connection with initiatives to reorganize specific platforms, primarily Aladdin and alternative investments. In the fourth quarter of 2022, the Company recorded a restructuring charge primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards in connection with an initiative to modify the size and shape of the workforce to align more closely with strategic priorities. Management believes excluding the impact of these restructuring charges when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.
(e)
Reduction of indemnification asset. In the third quarter of 2023, BlackRock recorded $8 million of general and administration expense to reflect the reduction of the indemnification asset and an offsetting $8 million tax benefit due to the resolution of certain tax matters. The $8 million general and administrative expense and $8 million tax benefit have been excluded from as adjusted results as there is no impact on BlackRock’s book value.
•
Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably, and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.
•
Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods. Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, excludes the gain (loss) on the economic hedge of certain deferred cash compensation plans. As the gain (loss) on investments and derivatives used to hedge these compensation plans over time substantially offsets the compensation expense related to the market valuation changes on these deferred cash compensation plans, which is included in operating income, GAAP basis, management believes excluding the gain (loss) on the economic hedge of the deferred cash compensation plans when calculating nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure for both management and investors of BlackRock’s nonoperating results that impact book value.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See notes (1) and (2) above regarding operating income, as adjusted, for information on the updated presentation of non-GAAP adjustments. For each period presented, the non-GAAP adjustments were tax effected at the respective blended rates applicable to the adjustments. Amounts for income tax matters represent net noncash (benefit) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes. These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to enhance comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services revenue over time, as it is linked to the net new business in technology services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of AUM; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of future acquisitions or divestitures, including the acquisition of GIP (the "GIP Transaction"); (7) BlackRock’s ability to integrate acquired businesses successfully, including the GIP Transaction; (8) risks related to the GIP Transaction, including the expected closing date of the GIP Transaction, the possibility that the GIP Transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions, the possibility that expected synergies and value creation from the GIP Transaction will not be realized, or will not be realized within the expected time period, and impacts to business and operational relationships related to disruptions from the GIP Transaction; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of AI; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding ESG matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock's business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of the Company; (24) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of BlackRock to fulfill their obligations to the Company; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2023 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2023. The performance data does not include accounts terminated prior to December 31, 2023 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares® funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2023 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.